Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces Third Quarter 2026 Results
Strong growth across segments and regions reflects customer investment in automation and productivity
Raises full year outlook

Lincolnshire, Ill., November 3, 2026 — Zebra Technologies Corporation (NASDAQ: ZBRA), a global leader in digitizing and automating workflows to deliver intelligent operations, today announced results for the third quarter ended October 3, 2026.

Third-Quarter Financial Highlights
•Net sales of $1,614 million; year-over-year increase of 22.3%
•Net income of $164 million and net income per diluted share of $3.43
•Non-GAAP diluted EPS increased year-over-year to $4.95
•Adjusted EBITDA increased year-over-year to $349 million
•Share repurchases of $75 million

“We delivered another record quarter underpinned by strong execution and broad-based demand trends with Elo Touch contributing to our double-digit growth as customers prioritize automating their frontline operations. Our efforts to strengthen memory supply, implement pricing actions and capture operating leverage enabled us to support our growth while maintaining adjusted EBITDA margin year-over-year," said Bill Burns, Chief Executive Officer of Zebra Technologies. "These results reinforce our confidence in the durability of demand and the strength of our business model as we execute on our strategy to drive profitable growth."

"We are putting our strong cash generation and balance sheet to work, investing in growth while returning capital to shareholders," said Nathan Winters, Chief Financial Officer of Zebra Technologies. "We repurchased more than $640 million of shares through the first nine months of the year, reflecting our confidence in Zebra's long-term opportunity and our commitment to disciplined capital allocation."

$ in millions, except per share amounts	3Q26	3Q25	Change
Select reported measures:
Net sales	$1,614	$1,320	22.3%
Gross profit	738	634	16.4%
Gross margin	45.7%	48.0%	(230) bps
Net income	164	101	62.4%
Net income margin	10.2%	7.7%	250 bps
Net income per diluted share	$3.43	$1.97	74.1%

Select Non-GAAP measures:
Adjusted net sales	$1,614	$1,320	22.3%
Organic net sales growth			11.3%
Adjusted gross profit	742	636	16.7%
Adjusted gross margin	46.0%	48.2%	(220) bps
Adjusted EBITDA	349	285	22.5%
Adjusted EBITDA margin	21.6%	21.6%	0 bps
Non-GAAP net income	$237	$198	19.7%
Non-GAAP earnings per diluted share	$4.95	$3.88	27.6%

Third Quarter 2026 Performance
Net sales were $1,614 million compared to $1,320 million in the prior year. Net sales in the Connected Frontline ("CF") segment were $949 million compared to $705 million in the prior year. Asset Visibility & Automation ("AVA") segment net sales were $665 million compared to $615 million in the prior year. Consolidated organic net sales increased 11.3% year-over-year, with a 15.0% increase in the CF segment and a 7.0% increase in the AVA segment.

Gross profit was $738 million compared to $634 million in the prior year. Gross margin decreased to 45.7% compared to 48.0% in the prior year primarily due to increased memory component costs and business mix partially offset by favorable foreign currency. Adjusted gross margin was 46.0% compared to 48.2% in the prior year.

Operating expenses increased to $501 million from $451 million in the prior year primarily due to expenses associated with acquired businesses including amortization of intangible assets. Adjusted operating expenses increased to $413 million from $368 million in the prior year.

Net income was $164 million, or $3.43 per diluted share, compared to net income of $101 million, or $1.97 per diluted share, in the prior year. Non-GAAP net income increased to $237 million or $4.95 per diluted share, compared to $198 million, or $3.88 per diluted share for the prior year.

Adjusted EBITDA increased to $349 million, or 21.6% of adjusted net sales, compared to $285 million, or 21.6% of adjusted net sales in the prior year.

Balance Sheet and Cash Flow
As of October 3, 2026, the Company had cash and cash equivalents of $182 million and total debt of $2,578 million.

For the first nine months of 2026, net cash provided by operating activities was $711 million and the Company invested $50 million in capital expenditures, resulting in free cash flow of $661 million. The Company also made share repurchases of $643 million.

Outlook
Mr. Burns added, "We remain confident in the growth drivers supporting our business, and our ability to capture the opportunity ahead. We are driving operating productivity as we scale to meet the strong demand we are seeing for our solutions. Together, these efforts support our increased full-year outlook and position us well for sustainable profitable growth as we continue to benefit from trends in automation and Physical AI."

The Company expects fourth quarter sales growth between 10% and 14% compared to the prior year. This expectation includes approximately 150 basis points favorable impact from foreign currency.

Adjusted EBITDA margin for the fourth quarter is expected to be approximately 22%. Non-GAAP diluted earnings per share are expected to be in the range of $5.00 to $5.40. This assumes an adjusted effective tax rate of approximately 19%.

Free Cash Flow for the full year is expected to be at least $1 billion.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the Company’s financial results. The conference call will be held today at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the Company’s website at investors.zebra.com. The earnings presentation is available on the Company's website at the following link: Zebra's 3Q 2026 Earnings Presentation.

Who is Zebra Technologies?
Zebra (NASDAQ: ZBRA) provides the foundation for intelligent operations with an award-winning portfolio of connected frontline, asset visibility and automation solutions which empower our customers to deploy AI on the frontline. Organizations globally across retail, manufacturing, transportation, logistics, healthcare, and other industries rely on us to deliver outcomes today while driving innovation for what’s next. Together with our partners, we create new ways of working that improve productivity and empower organizations to be better every day. Learn more at www.zebra.com.

Follow Zebra on our Blog, LinkedIn, Facebook, X, Instagram and YouTube.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s offerings and competitors' offerings, and the potential effects of emerging technologies and changes in customer requirements. The effect of global market conditions, and the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, natural disasters, man-made disasters, public health issues (including pandemics), and cybersecurity incidents may have negative effects on Zebra's business and results of operations. Zebra's ability to purchase sufficient materials, parts, and components, and ability to provide services, software and products to meet customer demand could negatively impact Zebra's results of operations and customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions may also have an adverse impact on results.

Foreign exchange rates, customs duties and trade policies may have an adverse effect on financial results because of the global nature of Zebra's business. The impacts of changes in foreign and domestic governmental policies, regulations, or laws, as well as the outcome of litigation or tax matters in which Zebra may be involved are other factors that could adversely affect Zebra's business and results of operations. The success of integrating acquisitions could also adversely affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of Zebra's financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of certain risks, uncertainties and other factors that could adversely affect the Company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the Company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “Adjusted EBITDA,” “Adjusted EBITDA margin,” “adjusted gross margin,” “adjusted gross profit,” “adjusted net sales,” “adjusted operating expenses,” “adjusted operating income,” “EBITDA,” “free cash flow,” “non-GAAP diluted earnings per share,” “non-GAAP earnings per share,” “non-GAAP net income,” “organic net sales,” and “organic net sales growth.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable prior year period as well as removing realized cash flow hedge gains and losses from both the current and prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Senior Director, External Communications
Phone: + 1 847 518 6432	Phone: + 1 847 370 2317
InvestorRelations@zebra.com	therese.vanryne@zebra.com

The Zebra wordmark and logo are trademarks of Zebra Technologies Corp., registered in many jurisdictions worldwide. ©2026 Zebra Technologies Corp. and/or its affiliates. You may quote this release with attribution.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	October 3, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$182	$125
Accounts receivable, net of allowances for doubtful accounts of $1 million each as of October 3, 2026 and December 31, 2025	1,025	801
Inventories, net	851	729
Income tax receivable	76	31
Prepaid expenses and other current assets	141	110
Total Current assets	2,275	1,796
Property, plant and equipment, net	348	353
Right-of-use lease assets	180	166
Goodwill	4,698	4,727
Other intangibles, net	687	809
Deferred income taxes	393	414
Other long-term assets	239	237
Total Assets	$8,820	$8,502
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,077	$141
Accounts payable	896	695
Accrued liabilities	553	558
Deferred revenue	438	446
Income taxes payable	47	12
Total Current liabilities	4,011	1,852
Long-term debt	494	2,361
Long-term lease liabilities	167	157
Deferred income taxes	27	32
Long-term deferred revenue	414	396
Other long-term liabilities	139	116
Total Liabilities	5,252	4,914
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	926	814
Treasury stock at cost, 24,975,690 and 22,558,911 shares as of October 3, 2026 and December 31, 2025, respectively	(3,131)	(2,488)
Retained earnings	5,811	5,279
Accumulated other comprehensive loss	(39)	(18)
Total Stockholders’ Equity	3,568	3,588
Total Liabilities and Stockholders’ Equity	$8,820	$8,502

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Net sales:
Tangible products	$1,370	$1,081	$3,917	$3,198
Services and software	244	239	749	723
Total Net sales	1,614	1,320	4,666	3,921
Cost of sales:
Tangible products	745	557	1,983	1,652
Services and software	131	129	378	374
Total Cost of sales	876	686	2,361	2,026
Gross profit	738	634	2,305	1,895
Operating expenses:
Selling and marketing	183	159	556	478
Research and development	158	146	482	441
General and administrative	122	111	363	324
Amortization of intangible assets	37	25	111	74
Acquisition and integration costs	1	10	4	17
Exit and restructuring costs	—	—	16	—
Total Operating expenses	501	451	1,532	1,334
Operating income	237	183	773	561
Other (loss) income, net:
Foreign exchange (loss) gain	(3)	1	(5)	(15)
Interest expense, net	(35)	(23)	(107)	(71)
Other expense, net	(1)	(2)	(11)	(13)
Total Other expense, net	(39)	(24)	(123)	(99)
Income before income tax	198	159	650	462
Income tax expense	34	58	118	113
Net income	$164	$101	$532	$349
Basic earnings per share	$3.47	$1.98	$11.08	$6.83
Diluted earnings per share	$3.43	$1.97	$10.97	$6.78

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	October 3, 2026	September 27, 2025
Cash flows from operating activities:
Net income	$532	$349
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	170	126
Losses on long-term investments	15	11
Share-based compensation	136	130
Deferred income taxes	6	61
Gain on sale of business	(5)	—
Other, net	1	2
Changes in operating assets and liabilities:
Accounts receivable, net	(229)	57
Inventories, net	(125)	30
Other assets	(21)	16
Accounts payable	194	(115)
Accrued liabilities	17	(49)
Deferred revenue	9	16
Income taxes	8	(71)
Other operating activities	3	(3)
Net cash provided by operating activities	711	560
Cash flows from investing activities:
Acquisition of business	—	(62)
Proceeds from the sale of business	9	—
Purchases of property, plant and equipment	(50)	(56)
Proceeds from sale of long-term investments	1	1
Purchases of long-term investments	—	(4)
Other investing activities	1	—
Net cash used in investing activities	(39)	(121)
Cash flows from financing activities:
Payments of debt	(138)	—
Proceeds from issuance of debt	205	—
Payments for repurchases of common stock	(643)	(284)
Net payments related to share-based compensation plans	(20)	(15)
Change in unremitted cash collections from servicing factored receivables	(21)	9
Other financing activities	—	4
Net cash used in financing activities	(617)	(286)
Effect of exchange rate changes on cash and cash equivalents	2	(1)
Net increase in cash and cash equivalents	57	152
Cash and cash equivalents at beginning of period	125	901
Cash and cash equivalents at end of period	$182	$1,053
Supplemental disclosures of cash flow information:
Income taxes paid	$118	$124
Interest paid	$99	$79
Certain prior period amounts included in Net cash provided by operating activities have been reclassified to conform with the current period presentation.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	October 3, 2026
	CF	AVA	Consolidated
Consolidated Reported GAAP Net sales growth	34.6%	8.1%	22.3%
Adjustments:
Impact of foreign currency translations (1)	(2.4)%	(1.3)%	(2.1)%
Impact of acquisitions and dispositions (2)	(17.2)%	0.2%	(8.9)%
Consolidated Organic Net sales growth	15.0%	7.0%	11.3%

	Nine Months Ended
	October 3, 2026
	CF	AVA	Consolidated
Reported GAAP Consolidated Net sales growth	27.1%	9.6%	19.0%
Adjustments:
Impact of foreign currency translations (1)	(2.3)%	(1.9)%	(2.2)%
Impact of acquisitions and dispositions (2)	(15.9)%	—%	(8.5)%
Consolidated Organic Net sales growth	8.9%	7.7%	8.3%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period as well as removing realized cash flow hedge gains and losses from both the current and prior year periods.

(2)For purposes of computing Organic Net sales growth, amounts attributable to business acquisitions or dispositions are excluded for twelve months following or preceding the respective acquisition or disposition, respectively.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN AND OPERATING INCOME
($ In millions)
(Unaudited)

	Three Months Ended
	October 3, 2026			September 27, 2025
	CF	AVA	Consolidated	CF	AVA	Consolidated
GAAP
Reported Net sales	$949	$665	$1,614	$705	$615	$1,320
Reported Gross profit (1)	410	332	738	324	312	634
Gross Margin	43.2%	49.9%	45.7%	46.0%	50.7%	48.0%
Operating Income (2)	171	158	237	132	136	183

Non-GAAP
Adjusted Net sales	$949	$665	$1,614	$705	$615	$1,320
Adjusted Gross profit (1)	410	332	742	324	312	636
Adjusted Gross Margin	43.2%	49.9%	46.0%	46.0%	50.7%	48.2%
Adjusted Operating Income (2)	171	158	329	132	136	268
	Nine Months Ended
	October 3, 2026			September 27, 2025
	CF	AVA	Consolidated	CF	AVA	Consolidated
GAAP
Reported Net sales	$2,677	$1,989	$4,666	$2,106	$1,815	$3,921
Reported Gross profit (1)	1,277	1,048	2,305	996	908	1,895
Gross Margin	47.7%	52.7%	49.4%	47.3%	50.0%	48.3%
Operating Income (2)	559	509	773	414	378	561

Non-GAAP
Adjusted Net sales	$2,677	$1,989	$4,666	$2,106	$1,815	$3,921
Adjusted Gross profit (1)	1,277	1,048	2,325	996	908	1,904
Adjusted Gross Margin	47.7%	52.7%	49.8%	47.3%	50.0%	48.6%
Adjusted Operating Income (2)	559	509	1,068	414	378	792

(1)Segment and Adjusted Gross profit excludes share-based compensation expense and business acquisition purchase accounting adjustments.
(2)Segment and Non-GAAP Operating income excludes share-based compensation expense, business acquisition purchase accounting adjustments, amortization of intangible assets, acquisition and integration costs, exit and restructuring costs, as well as certain other non-recurring costs (impairment of goodwill and other intangible assets).

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
($ In millions, except share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
GAAP Net income	$164	$101	$532	$349
Adjustments to Cost of sales(1)
Purchase accounting adjustments	—	—	5	—
Share-based compensation	4	2	15	9
Total adjustments to Cost of sales	4	2	20	9
Adjustments to Operating expenses(1)
Amortization of intangible assets	37	25	111	74
Acquisition and integration costs	1	10	4	17
Share-based compensation	50	48	144	131
Exit and restructuring costs	—	—	16	—
Total adjustments to Operating expenses	88	83	275	222
Adjustments to Other expense, net(1)
Amortization of debt issuance costs and discounts	1	1	3	2
Losses on long-term investments	—	1	15	11
Foreign exchange loss	3	(1)	5	15
Gain on sale of business	—	—	(5)	—
Other adjustments to Other expense, net	—	—	(3)	—
Total adjustments to Other expense, net	4	1	15	28
Income tax effect of adjustments(2)
Reported income tax expense	34	58	118	113
Adjusted income tax	(57)	(47)	(183)	(129)
Total adjustments to income tax	(23)	11	(65)	(16)
Total adjustments	73	97	245	243
Non-GAAP Net income	$237	$198	$777	$592

GAAP earnings per share
Basic	$3.47	$1.98	$11.08	$6.83
Diluted	$3.43	$1.97	$10.97	$6.78
Non-GAAP earnings per share
Basic	$5.01	$3.90	$16.18	$11.59
Diluted	$4.95	$3.88	$16.03	$11.51

Basic weighted average shares outstanding	47,277,714	50,800,552	48,027,688	51,044,563
Diluted weighted average and equivalent shares outstanding	47,813,188	51,171,119	48,480,549	51,429,532
(1)Presented on a pre-tax basis.
(2)Represents adjustments to GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions), as well as adjustments to exclude the impacts of certain discrete income tax items and incorporate the anticipated annualized effects of current year tax planning.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
($ In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
GAAP Net income	$164	$101	$532	$349
Add back:
Depreciation (excluding exit and restructuring)	20	17	59	52
Amortization of intangible assets	37	25	111	74
Total Other expense, net	39	24	123	99
Income tax expense	34	58	118	113
EBITDA (Non-GAAP)	294	225	943	687

Adjustments to Cost of sales
Purchase accounting adjustments	—	—	5	—
Share-based compensation	4	2	15	9
Total adjustments to Cost of sales	4	2	20	9
Adjustments to Operating expenses
Acquisition and integration costs	1	10	4	17
Share-based compensation	50	48	144	131
Exit and restructuring costs	—	—	16	—
Total adjustments to Operating expenses	51	58	164	148
Total adjustments to EBITDA	55	60	184	157
Adjusted EBITDA (Non-GAAP)	$349	$285	$1,127	$844

Adjusted EBITDA margin (Non-GAAP)	21.6%	21.6%	24.2%	21.5%

FREE CASH FLOW

	Nine Months Ended
	October 3, 2026	September 27, 2025
Net cash provided by operating activities	$711	$560
Less: Purchases of property, plant and equipment	(50)	(56)
Free cash flow (Non-GAAP)(1)	$661	$504
(1) Free cash flow, a non-GAAP measure, is defined as Net cash provided by (used in) operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period.